                                                                    EXHIBIT 12.1

STATEMENT RE: COMPUTATION OF
RATIO OF EARNINGS TO COMBINED FIXED CHARGES
AND PREFERRED STOCK DIVIDENDS



                                                            Year Ended October 31,          Year Ended December 31,
                                                            ----------------------     --------------------------------
                                                              1995          1996         1997       1998        1999
                                                            ---------     --------     --------   ---------   ---------

EARNINGS

Net earnings (loss)                                           10,698        10,849        2,841    (11,890)    (44,535)
ADD:
     income tax expense (benefit)                             (2,390)        7,099        4,654       (191)     (9,596)
     fixed charges                                            21,467        21,475       48,590     74,973     114,175
                                                            --------      --------     --------   --------    --------

EARNINGS AS ADJUSTED                                          29,775        39,423       56,085     62,892      60,044
                                                            --------      --------     --------   --------    --------


FIXED CHARGES

Interest expense                                              15,783        15,441       38,230     60,008      89,619
Amortization of Debt issuance costs                                             84        1,761      1,984       3,491
Rents under leases representative of an
     interest factor                                           5,684         5,950        8,599     12,981      21,065
                                                            --------      --------     --------   --------    --------

FIXED CHARGES AS ADJUSTED                                     21,467        21,475       48,590     74,973     114,175
                                                            --------      --------     --------   --------    --------

Preferred stock dividends                                          0           365          365        365         365
                                                            --------      --------     --------   --------    --------

TOTAL FIXED CHARGES COMBINED WITH PREFERRED DIVIDENDS(C)      21,467        21,840       48,955     75,338     114,540
                                                            --------      --------     --------   --------    --------


RATIO OF EARNINGS TO FIXED CHARGES                              1.39          1.84         1.15       0.84        0.53
                                                            --------      --------     --------   --------    --------


RATIO OF EARNINGS TO COMBINED FIXED CHARGES
AND PREFERRED DIVIDENDS                                         1.39          1.81         1.15       0.83        0.52
                                                            --------      --------     --------   --------    --------


COVERAGE DEFICIENCY (IF RATIO <1)                                N/A           N/A          N/A    (12,446)    (54,496)

                                                                    SIX MONTHS ENDED
                                                                         June 30
                                                                  --------------------
                                                                    2000        1999
                                                                  --------    --------

EARNINGS

Net earnings (loss)                                               (49,372)    (15,684)
ADD:
     income tax expense (benefit)                                 (19,702)     (1,766)
     fixed charges                                                 89,054      46,602
                                                                  -------     -------

EARNINGS AS ADJUSTED                                               19,980      29,152
                                                                  -------     -------


FIXED CHARGES

Interest expense                                                   69,291      36,379
Amortization of Debt issuance costs                                 2,945       1,331
Rents under leases representative of an
     interest factor                                               16,818       8,892
                                                                  -------     -------

FIXED CHARGES AS ADJUSTED                                          89,054      46,602
                                                                  -------     -------

Preferred stock dividends                                             183         274
                                                                  -------     -------

TOTAL FIXED CHARGES COMBINED WITH PREFERRED DIVIDENDS(C)           89,237      46,876
                                                                  -------     -------


RATIO OF EARNINGS TO FIXED CHARGES                                   0.22        0.63
                                                                  -------     -------


RATIO OF EARNINGS TO COMBINED FIXED CHARGES
AND PREFERRED DIVIDENDS                                              0.22        0.62
                                                                  -------     -------


COVERAGE DEFICIENCY (IF RATIO <1)                                 (69,257)    (17,724)